Exhibit 99.05

2005 DEFERRED COMPENSATION PLAN
FOR DIRECTORS OF
MONEYGRAM INTERNATIONAL, INC.
Adopted December 17, 2004
As Amended and Restated August 16, 2007

1. Purposes of the Plan. The purposes of the Deferred Compensation Plan for Directors (the “Plan”) are to (i) provide a method for non-employee directors (“Directors”) of MoneyGram International, Inc. (“MoneyGram”) to voluntarily defer payment of all or a part of their cash compensation, as fixed from time to time by the Board of Directors of MoneyGram (the “Board”); (ii) provide an opportunity for Directors to invest their voluntary cash deferrals in phantom stock units which represent the value of MoneyGram Common Stock (“Common Stock”); and (iii) provide that a portion of each Director’s annual retainer fee shall be automatically deferred in phantom stock units.

1.1. Voluntary Deferral Elections. Under the Plan, a Director may elect to defer the receipt of any or all cash retainers, cash meeting fees, including committee meeting fees and any other cash compensation (collectively, “Director Fees”) payable to such Director by MoneyGram for Board service, including service on the board of directors of domestic subsidiaries of MoneyGram.

1.2. Stock Unit Retainer. A portion of each Director’s annual retainer fee for Board service for a Plan Period shall be automatically deferred in phantom stock units (“Stock Unit Retainer”) in accordance with Sections 7 and 8 below. The value of the Stock Unit Retainer shall be determined by the Board from time to time but in all events prior to the first day of the Plan Period for which the Stock Unit Retainer is awarded (provided, however, that the value of each Stock Unit Retainer granted in 2007 shall be determined by the Board on February 15, 2007).

2. History.

2.1. Establishment of Plan. On August 19, 2004 but effective June 30, 2004, MoneyGram established a deferred compensation plan for its non-employee Directors that was maintained under a document entitled “Deferred Compensation Plan for Directors of MoneyGram International, Inc., as Amended August 19, 2004” (the “Prior Plan”). By action of the Board taken on December 17, 2004, deferrals made for taxable years beginning on or after January 1, 2005 were permanently discontinued under the Prior Plan and were instead continued under this Plan, the terms of which are intended to comply with the deferred compensation provisions under Section 409A of the Internal Revenue Code (the “Code”). (Deferrals made under the Prior Plan with respect to the 2004 taxable year shall continue to be invested and distributed pursuant to the terms of the Prior Plan.)

2.2. Amendments. This Plan was amended and restated on November 17, 2005 to permit Directors to defer grants of Common Stock on or after January 1, 2006. As of February 15, 2007, MoneyGram determined to discontinue grants of Common Stock and options for Common Stock to its Directors and to replace such grants with phantom stock units. Thus, as of February 15, 2007, the Plan was further amended and restated to (i) remove all provisions relating to voluntary Common Stock deferrals; (ii) add provisions governing the terms of each Director’s annual retainer awarded as a Stock Unit Retainer under this Plan; and (iii) effective January 1, 2008, permit Directors to receive hardship withdrawals from the Plan (with respect to deferrals made under the Plan both before and on or after February 15, 2007, in accordance with transition rules permitting amendments to change payment provisions under Section 409A of the Code). Effective as of the date the Board of Directors adopts this document, the Plan is hereby amended and restated to make modifications required by Section 409A of the Code (as defined below).

3. Effective Date. The “effective date” as used throughout the Plan document is August 16, 2007 (the effective date of this restatement). The original effective date of the Plan is January 1, 2005.

4. Eligibility. Directors who are not also officers or other employees of MoneyGram or any of its subsidiaries are eligible (“Eligible Directors”) to become participants in this Plan (“Participants”).

5. Plan Periods, Valuation Dates and Fair Market Value. Each plan period shall commence on January 1 and end on December 31 (a “Plan Period”). Each quarterly valuation date shall be the last business day of each calendar quarter of the Plan Period (a “Valuation Date”). For purposes of determining the fair market value of Common Stock (with respect to deferrals made under the Plan both before and on or after February 15, 2007), “Fair Market Value” shall mean the per share closing price of the Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on the determination date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

6. Administration. This Plan shall be administered by the Corporate Governance and Nominating Committee of the Board (the “Committee”).

7. Deferral and Payment Elections.

7.1. Voluntary Deferral Elections. An Eligible Director may elect to make a voluntary election (“Deferral Election”) to defer payment of Directors Fees until the Director’s separation from service (as that term is defined under Section 409A of the Code) by filing an election with the Corporate Secretary of MoneyGram, on a form provided by the Corporate Secretary for that purpose. Directors Fees for services performed during a Plan Period may be deferred pursuant to a Deferral Election only if the election is made before the first day of such Plan Period; provided, however, that an individual who first becomes eligible to participate in the Plan upon election or appointment to the Board during a Plan Period shall have 30 days after initial eligibility to make a Deferral Election, which shall apply only with respect to services as a Director provided following the filing of such Deferral Election with the Corporate Secretary. On the Deferral Election form, Eligible Directors shall specify:

(a) a percentage, up to 100%, of the Director Fees to be deferred for the immediately following Plan Period,

(b) of the Director Fees being deferred, the percentage being deferred in cash, stock units, or both; and

(c) the form in which deferred Director Fees are to be distributed upon separation from service, either in a lump sum or in installments in accordance with Section 8.1.

7.2. Stock Unit Retainers. Stock Unit Retainers awarded for services performed during a Plan Period shall be automatically deferred until the Eligible Director’s separation from service. Eligible Directors shall specify the form in which Stock Unit Retainers are to be distributed upon separation from service, either in a lump sum or in installments in accordance with Section 8.1. Such election (“Stock Unit Retainer Payment Election”) must be made before the first day of the Plan Period to which the Stock Unit Retainer relates; provided, however, that an individual who first becomes eligible to participate in the Plan upon election or appointment to the Board during a Plan Period shall have 30 days after initial eligibility to make an election, which shall apply only with respect to services as a Director provided following the filing of such election with the Corporate Secretary. Notwithstanding the foregoing, Stock Unit Retainers granted in 2007 shall be paid in a lump sum upon the Eligible Director’s separation from service (i.e., 2007 grants shall be non-elective both as to the time and form of payment in order to comply with Section 409A of the Code).

7.3. Irrevocability. Each Deferral Election and Stock Unit Retainer Payment Election shall become irrevocable upon the first day of the Plan Period to which such election relates and shall remain in effect for future Directors Fees and Stock Unit Retainers earned in subsequent Plan Periods unless changed or rescinded prior to any subsequent Plan Period. Prior to the beginning of any subsequent Plan Period, an Eligible Director may irrevocably elect in writing to change an existing Deferral Election or Stock Unit Retainer Payment Election by filing a new election with the Corporate Secretary. The new election shall become effective on the first day of the subsequent Plan Period and shall be effective with respect to Directors Fees or Stock Unit Retainers, as applicable, which relate to services performed in such Plan Period. Notwithstanding the foregoing, if the Eligible Director receives a distribution on account of an Unforeseeable Emergency, the Eligible Director’s Deferral Election shall be cancelled, and further deferrals shall not be made until the Eligible Director files a new Deferral Election for a subsequent Plan Period.

8. Credits to Accounts. Director Fees deferred hereunder pursuant to a Deferral Election shall be credited to the Participant’s account (“Voluntary Deferral Account”) in the form of cash, in the form of stock units, or in a combination of cash and stock units pursuant to the percentage of the form of deferral specified by the Participant in the Deferral Election. Stock Unit Retainers automatically deferred hereunder shall be credited to the Participant’s Account (“Stock Unit Retainer Account”) in the form of stock units. Together, both accounts shall be referred to as the “Account”.

8.1. Voluntary Deferral Accounts.

(a) Deferrals in Cash. If the Participant elects to defer all or a portion of Director Fees in cash, the Director Fees shall be credited to the Voluntary Deferral Account as of the Valuation Date for the quarter in which the Director Fees would otherwise have been paid.

(b) Deferrals in Stock Units. If the Participant elects to defer all or a portion of Director Fees in stock units, the Director Fees shall be converted into stock units and credited to the Voluntary Deferral Account on the Valuation Date for the quarter in which the Directors Fees would otherwise have been paid. The number of stock units credited shall be calculated by dividing the amount of Director Fees for such quarter elected to be deferred in the form of stock units by the Fair Market Value of the Common Stock on the Valuation Date.

(c) Conversions from Cash to Stock Units. Subject to Section 8.1(e) below, a Participant may, by delivering a notice (“Conversion Notice”) to the Corporate Secretary of MoneyGram, convert the aggregate cash balance in his or her Voluntary Deferral Account (either before or after distributions pursuant to Section 9 have commenced) to stock units. The balance in the Voluntary Deferral Account shall be converted into stock units and credited on the Valuation Date for the quarter in which such Conversion Notice is given. The number of stock units credited shall be calculated by dividing the aggregate cash balance in the Voluntary Deferral Account on the Valuation Date by the Fair Market Value of the Common Stock on the Valuation Date. Following such conversion, the stock units in the Voluntary Deferral Account shall accrue dividend equivalents as set forth in Section 8.3.

(d) Conversions from Stock Units to Cash. Subject to Section 8.1(e) below, a Participant may, by delivering a Conversion Notice to the Corporate Secretary of MoneyGram, convert the aggregate vested stock unit balance in his or her Voluntary Deferral Account (either before or after distributions pursuant to Section 9 have commenced) to cash. The balance of vested stock units in the Voluntary Deferral Account shall be converted into cash and credited to the Voluntary Deferral Account on the Valuation Date for the quarter in which such Conversion Notice is given. The cash amount credited shall be calculated by multiplying the aggregate stock unit balance in the Voluntary Deferral Account on the Valuation Date by the Fair Market Value of the Common Stock on the Valuation Date. Following such conversion, the funds in the Voluntary Deferral Account shall accrue interest as set forth in Section 8.2.

(e) Discretionary Transactions. MoneyGram may not effect a conversion pursuant to this Section 8.1 if a Conversion Notice is delivered to the Corporate Secretary within six months following the date of an election by a Participant, with respect to any plan of MoneyGram, that effected a Discretionary Transaction (as defined in Rule 16b-3(f) under the Securities Exchange Act of 1934) that was (i) a disposition, if the Conversion Notice is pursuant to Section 8.1(c); or (ii) an acquisition, if the Conversion Notice is pursuant to Section 8.1(d).

8.2. Stock Unit Retainer Accounts.

(a) Credit in Stock Units. Stock Unit Retainers shall be credited to the Stock Unit Retainer Account on the date of the regularly scheduled meeting of the Board held in February of each year. The number of units awarded shall be determined by dividing the Stock Unit Retainer (expressed as a dollar value) by the average of the high and low sales prices of MoneyGram’s Common Stock on the New York Stock Exchange as reported on the consolidated transaction reporting system during the ten trading day period beginning on the day following public announcement of MoneyGram’s year-end financial results for the preceding year or, if the award is made on joining the Board, the ten trading day period following the most recent annual or quarterly earnings release shall be used. The number of units credited shall be rounded to the nearest even hundred units.

(b) Partial Years. Stock Unit Retainers are deemed to be earned in full when credited to the Participant’s account, regardless of the Participant’s number of days of service in the Plan Period.

8.3. Accrual of Interest or Dividend Equivalent Payments.

(a) Interest. If a Participant has elected to make deferrals in the form of cash, interest on the unpaid balance of the Voluntary Deferral Account, consisting of both accumulated deferrals and interest, if any, will be credited as soon as administratively practicable following each quarterly Valuation Date based upon the yield on Merrill Lynch Taxable Bond Index-Long Term Medium Quality (A3) Industrial Bonds in effect at the beginning of such quarter, said interest to commence with the date such deferrals were otherwise payable. After distribution of a Voluntary Deferral Account commences pursuant to Section 9, interest shall accrue on the unpaid balance thereof in the same manner until the entire balance of the Voluntary Deferral Account has been paid. Notwithstanding the foregoing, the Committee may designate from time to time one or more alternative investment options in which cash deferrals may be deemed invested. Such deemed investment options may include any investment which the Committee deems appropriate, including, but not limited to, fixed interest credits, notional mutual fund(s) or an investment index.

(b) Dividends in Cash or Property Other Than Common Stock. In the event a dividend in cash, stock of MoneyGram (other than Common Stock) or other property is declared and paid by MoneyGram, additional stock units shall be credited to the Participant’s Account in the calendar quarter in which the dividend is declared. The credit shall be effected on the Valuation Date coincident with or next following the declaration of such dividend. The Participant shall receive such additional stock units calculated by dividing (A) as applicable, the amount of the dividend payable to the Participant on the dividend record date or the fair market value of the property (other than Common Stock) on the dividend record date; by (B) the Fair Market Value of the Common Stock on the Valuation Date. For purposes of this calculation, stock unit equivalents of the dividend payable shall be applied on the aggregate balance in the Account as of the dividend record date, including Stock Unit Retainers granted, and deferred Director Fees for all Board service occurring, in such quarter up to and including the dividend record date. Dividends shall not be payable on Stock Unit Retainers which are granted, or deferred Director Fees for Board service occurring, after the record date and prior to the dividend payment date. Actual credits shall be made to the Voluntary Deferral Account (even with respect to dividends payable on Stock Unit Retainers). After distribution of the balance in an Account commences pursuant to Section 9, dividend equivalents shall accrue on the unpaid balance thereof in the same manner as described in this Section 8.3(b) until the entire balance of the Account has been distributed.

(c) Dividends in Common Stock. In the event a dividend of Common Stock is declared and paid by MoneyGram, additional stock unit equivalents of the dividend shares shall be credited to the Participant’s Account in the calendar quarter in which the dividend is declared. The credit shall be effected on the Valuation Date coincident with or next following the declaration of such dividend. The Participant shall receive one stock unit, or such fractional unit thereof, for each share of Common Stock the Participant is entitled to receive as a dividend as of the dividend record date. For purposes of this calculation, stock unit equivalents of the dividend shares shall be applied on the aggregate balance in the Account as of the dividend record date, including Stock Unit Retainers granted, and deferred Director Fees for all Board service occurring, in such quarter up to and including the dividend record date. Dividends shall not be payable on Stock Unit Retainers which are granted, or deferred Director Fees for Board service occurring, after the record date and prior to the dividend payment date. Actual credits shall be made to the Voluntary Deferral Account (even with respect to dividends payable on Stock Unit Retainers). Additional credits for stock dividends shall accrue on the unpaid balance thereof in the same manner set forth in this Section 8.3(c) until the entire balance of the Account has been distributed pursuant to Section 9.

9. Distributions of Accounts.

9.1. Voluntary Deferral Accounts.

(a) Lump Sum or Installments. Upon a Participant’s separation from service, his or her Voluntary Deferral Account shall be distributed in either: (i) a lump sum; (ii) in ten (10) annual installments; or (iii) in five (5) annual installments, as specified by the Participant on the Deferral Election made for each Plan Period pursuant to Section 7.1. The first installment (or the lump sum distribution) shall be made as soon as administratively practicable following the Valuation Date coincident with or next following the date on which the Participant separates from service. Any subsequent installments shall be paid as soon as administratively practicable following each succeeding annual anniversary of such Valuation Date until the entire amount credited to the Voluntary Deferral Account is distributed. To the extent a distribution in installments is elected, and the Voluntary Deferral Account consists of a combination of cash and stock units, a pro rata portion of the cash, and the cash equivalent of a pro rata portion of the stock units, shall be distributed with each installment. If the Participant dies before receiving the entire balance of his or her Voluntary Deferral Account, then a distribution shall be made in a lump sum to any beneficiary or beneficiaries Designated by the Participant in accordance with Section 9.3 below. If a Participant does not elect the form of distribution in connection with the Participant’s commencement of participation in the Plan, the Participant shall be deemed to have elected to receive the distribution in a lump sum.

(b) Distributions To Be Made in Cash. To the extent that the Participant has elected to make deferrals in the form of cash, MoneyGram shall distribute a sum in cash to such Participant in a lump sum or installments as specified by the Participant on the Deferral Election made pursuant to Section 7.1. To the extent that the Participant has elected to make deferrals in the form of stock units, MoneyGram shall distribute to such Participant, in a lump sum or installments as specified by the Participant on the Deferral Election made pursuant to Section 7.1, the cash equivalent of the portion of the stock units being distributed which will be calculated by multiplying (i) the Fair Market Value of the Common Stock as of the quarterly Valuation Date for which distribution is to commence, by (ii) the number of stock units being distributed.

9.2. Stock Unit Retainer Accounts.

(a) Lump Sum or Installments. Upon a Participant’s separation from service, his or her Stock Unit Retainer Account shall be distributed in either: (i) a lump sum; (ii) in ten (10) annual installments; or (iii) in five (5) annual installments, as specified by the Participant on the Stock Unit Retainer Payment Election made for each Plan Period pursuant to Section 7.2. The first installment (or the lump sum distribution) shall be made as soon as administratively practicable following the Valuation Date coincident with or next following the date on which the Participant separates from service. Any subsequent installments shall be paid as soon as administratively practicable following each succeeding annual anniversary of such Valuation Date until the entire amount credited to the Stock Unit Retainer Account is distributed.

(b) Distributions To Be Made in Common Stock. MoneyGram shall distribute to each Participant, in a lump sum or installments as specified by the Participant on the Stock Unit Retainer Payment Election made pursuant to Section 7.2, one share of Common Stock for each stock unit credited to the Participant’s Stock Unit Retainer Account.

9.3. Beneficiary Designation. Each Participant who elects to participate in this Plan may file with the Corporate Secretary of MoneyGram a notice in writing, on a form provided by the Corporate Secretary, designating one or more beneficiaries to whom the distribution shall be made in the event of the Participant’s death prior to receiving the entire distribution of the balance in his or her Stock Unit Retainer Account or Voluntary Deferral Account. If no beneficiary designation is made, or in the event that a beneficiary designated by such Participant predeceases the Participant, the distribution shall be made to the Participant’s estate.

9.4. Election to Delay Distribution. The Participant may delay the time of distribution or change the form of distribution by submitting an election to the Corporate Secretary of MoneyGram in accordance with the following criteria:

(a) Such election must be submitted to and accepted by the Corporate Secretary of MoneyGram in MoneyGram’s sole discretion at least twelve (12) months prior to the date a distribution to the Participant would otherwise have been made or commenced upon separation from service; and

(b) The first distribution is delayed at least five (5) years from such date; and

(c) The election shall have no effect until at least twelve (12) months after the date on which the election is made; and

(d) The election may reduce the number of installment payments; provided that the initial installment is delayed at least five (5) years from the original date distribution would have been made upon separation from service; and

(e) Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the distribution election under this Section 9.4 in a manner that is consistent with Section 409A of the Code and Treasury regulations and other guidance issued thereunder. Accordingly, if MoneyGram determines that an election is inconsistent with Section 409A of the Code and other applicable tax law, the election shall not be effective.

9.5. Hardship Withdrawals. Notwithstanding the foregoing provisions of this Section 9, effective January 1, 2008, a Participant who is still in service with MoneyGram but who has incurred an Unforeseeable Emergency (as defined below) shall receive a withdrawal from his or her Account in accordance with the following criteria:

(a) In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, MoneyGram shall distribute to the Participant as soon as reasonably practicable following such determination, an amount, not in excess of the value (based on the immediately preceding Valuation Date) of the Account, necessary to satisfy the emergency.

(b) Immediately upon the distribution, such Participant’s Deferral Election shall be cancelled in accordance with Section 7.3.

(c) An Unforeseeable Emergency shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

10. Change in Control Benefit.

10.1. Effect of Change in Control. If a Change in Control occurs, a lump sum cash distribution shall be made to each Participant of the entire balance of his or her Account upon the Participant’s separation from service within two (2) years following such Change in Control, notwithstanding any other provision herein. In the event of any such Change in Control, the number of replacement stock units shall be determined by multiplying the exchange ratio used in connection with the Change in Control for determining the number of replacement equity securities issuable for the outstanding shares of MoneyGram’s Common Stock, or if there is no such ratio, an exchange ratio to be mutually agreed upon by the acquirer and MoneyGram. In the event of any such Change in Control, all references herein to the Common Stock shall thereafter be deemed to refer to the replacement equity securities, references to MoneyGram shall thereafter be deemed to refer to the issuer of such replacement equity securities, and all other terms of this Plan shall continue in effect except as and to the extent modified by this Section 10. Notwithstanding the foregoing, MoneyGram, in its sole discretion, and without the consent of the Participants, may in the event of a Change in Control, convert each Participant’s stock units into cash by multiplying the number of stock units in the Account by the Fair Market Value of the Common Stock on the day preceding the date of the Change in Control.

10.2 Change in Control. A “Change in Control” means the occurrence of a “change in the ownership of MoneyGram,” “change in effective control of MoneyGram,” and/or a “change in the ownership of a substantial portion of MoneyGram’s assets” as defined under Treasury Regulation §1.409A.3(i)(5).

11. Limitation on Rights of Eligible Directors and Participants. Nothing in this Plan will interfere with or limit in any way the rights of the Board or the stockholders of MoneyGram not to nominate for re-election, elect or remove an Eligible Director or Participant. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that MoneyGram or its Board or stockholders have retained or will retain an Eligible Director or Participant for any period of time or at any particular rate of compensation.

12. Plan Amendments, Modifications and Termination. The Committee may amend, suspend or terminate this Plan at any time. Following a termination of the Plan, Accounts shall remain in the Plan until the Participant becomes eligible for the benefits provided in Sections 9 and 10. The termination of the Plan shall not adversely affect any Participant or beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Section 409A of the Code and related Treasury regulations and guidance, if there is a termination of the Plan with respect to all Participants, MoneyGram shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such termination of the Plan.

13. Participants are General Creditors of MoneyGram. Participants and their beneficiaries shall be general, unsecured creditors of MoneyGram with respect to any distributions to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of MoneyGram. If MoneyGram shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of MoneyGram subject to the claims of its general creditors, and neither any Participants nor any of their beneficiaries shall have a legal, beneficial or security interest therein.

14. Miscellaneous.

14.1. Nontransferability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise (including without limitation any domestic relations order, whether or not a “qualified domestic relations order” under section 414(p) of the Code and section 206(d) of ERISA) before the Account is distributed to the Participant or beneficiary.

14.2. Governing Law. The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

14.3. Relation to Stock Incentive Plan. Benefits attributable to stock units which are paid in shares of Common Stock are subject to any applicable terms, conditions and restrictions required by the applicable MoneyGram stock incentive plan.